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                           WASHINGTON, DC  20549

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                  INFORMATION REQUIRED IN PROXY STATEMENT

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                  Exchange Act of 1934 (Amendment No.   )

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    Rule 14a-6(e)(2))
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                     American Water Works Company, Inc.
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              (Name of Registrant as Specified In Its Charter)


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
                   [LOGO] AMERICAN WATER WORKS COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of American Water Works Company, Inc. will be held at The Mansion on Main Street, Kresson & Evesham Roads, Voorhees, New Jersey, on Thursday, May 6, 1999, at 10:00 A.M. EDST, for the following purposes:

         1. To vote on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to establish a classified Board of Directors;

         2. To elect 13 directors; if Proposal No. 1 is approved, five will be elected to serve for a one-year term, four to serve for a two-year term and four to serve for a three-year term; if Proposal No. 1 is not approved, all will serve for a one-year term;

         3. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of voting stock of record at the close of business on March 8, 1999 are entitled to notice of and to vote at the meeting.


                                 By Order of the Board of Directors,
                                 W. TIMOTHY POHL, General Counsel and Secretary

Voorhees, New Jersey
March 26, 1999

                            YOUR VOTE IS IMPORTANT!

  USING THE INTERNET OR TELEPHONE, YOU CAN VOTE ANYTIME, 24 HOURS A DAY, UP UNTIL 5:00 P.M. EDST ON WEDNESDAY, MAY 5, 1999. OR IF YOU PREFER, YOU CAN RETURN THE ENCLOSED PAPER PROXY IN THE ENVELOPE PROVIDED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). PLEASE DO NOT RETURN THE ENCLOSED PAPER PROXY IF YOU ARE VOTING USING THE INTERNET OR TELEPHONE.

                       AMERICAN WATER WORKS COMPANY, INC.
                              1025 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  609-346-8200

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of shareholders of the Company on Thursday, May 6, 1999, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Shareholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. Shareholders may also vote electronically or telephonically by following the instructions on the enclosed form of proxy. BankBoston, the Company's stock agent, is tabulating the votes cast for the meeting and will count the last vote received from a shareholder, whether by telephone, proxy, ballot or electronically through the Internet. This notice of meeting and proxy statement and the enclosed form of proxy are being mailed beginning March 26, 1999 to the holders of all voting securities.

     The presence in person or representation by proxy of shareholders entitled to cast a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter.

     The close of business on March 8, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 81,021,992 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                                 PROPOSAL NO. 1

               AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
          INCORPORATION, AS AMENDED, TO PROVIDE FOR THE CLASSIFICATION
              OF THE BOARD OF DIRECTORS INTO THREE SEPARATE CLASSES

     The Board of Directors has adopted a resolution proposing an amendment to the Company's Restated Certificate of Incorporation, as amended, to provide for the classification of the Board of Directors into three classes (the "Classified Board Amendment"). At present, the Company's Board of Directors is comprised of a single class of thirteen directors, all of whom are elected at each annual meeting of shareholders. The Classified Board Amendment would provide for the classification of the Board of Directors into three separate classes as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. Members in each class would be elected at the May 6, 1999 annual meeting. Directors initially elected in Class I, i.e., William O. Albertini, Rhoda W. Cobb, Ray J. Groves, Ross A. Webber and Horace Wilkins, Jr., would serve until the annual meeting of shareholders in 2000; directors initially elected in Class II, i.e., Henry G. Hager, Gerald C. Smith, Anthony P. Terracciano and Marilyn Ware, and Class III, i.e., J. James Barr, Elizabeth H. Gemmill, Nancy Ware Wainwright and Paul W. Ware, would serve until the annual meetings of shareholders in 2001 and 2002, respectively. Beginning with the election of directors to be held at the year 2000 annual meeting, each class of directors would be elected for a three-year term.

     The Board of Directors believes that classification of the Board would promote continuity of membership and stability of management and policies. Although the Board of Directors is not aware of, and has not encountered, difficulties in the past with respect to continuity and stability, the Board of Directors believes a classified board would decrease the likelihood of such difficulties in the future. Absent the removal or resignation of directors, two annual elections would be required to replace a majority of directors on the classified Board and effect a forced change in the business and affairs of the Company. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the stock of the Company with the intention of obtaining immediate control of the Board of Directors. The acquiror, however, could immediately effect a change of control by amending the Restated Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors with the vote of a majority of all the outstanding shares entitled to vote.

     The Classified Board Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company's management and Board of Directors. If adopted, the Classified Board Amendment also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. In addition, the Classified Board Amendment could discourage accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by such accumulations; as a consequence, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher prices.

     The Classified Board Amendment would make more difficult or discourage a proxy contest or the assumption of control of the Company by a holder of a substantial block of the Company's outstanding shares or the removal of incumbent directors or the change of control of the Board of Directors and could thus have the effect of entrenching incumbent management. At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of the Company's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction. The Board of Directors believes the Classified Board Amendment would reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors. The Board of Directors is asking shareholders to consider and adopt the Classified Board Amendment to encourage any person intending to attempt such a takeover or restructuring to try first to negotiate with the Board and management of the Company. In this way, the Board of Directors and management would be better able to protect the interests of all shareholders by ensuring that the best price is obtained in any transaction involving the Company.

     The foregoing summary description of the Classified Board Amendment is not intended to be complete and is qualified in its entirety by reference to Appendix A, which contains the complete text of the Classified Board Amendment.

     The affirmative vote of a majority of the votes entitled to be cast by all outstanding stock of the Company having general voting rights, including a majority of the Common Stock, is necessary to adopt the Classified Board Amendment.

     The Board of Directors recommends that the shareholders vote "FOR" the proposed amendment to the Restated Certificate of Incorporation, as amended, as set forth in Appendix A. The persons named in the enclosed proxy intend to vote "FOR" adoption of the amendment unless otherwise directed.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

     Thirteen directors are to be elected at the annual meeting. All nominees have consented to be named and to serve if elected. All of the nominees, except Rhoda W. Cobb, are currently directors of the Company. William R. Cobb, who is currently a director of the Company, is not standing for reelection. Mr. Cobb has been a director of the Company for the past six years.

     It is the intention of the persons named in the accompanying form of proxy to vote all shares they are empowered to vote for the election of as many as possible of the nominees. In the event any nominee withdraws or is otherwise unable to serve, which is not anticipated, the persons named in the proxy may vote for another person of their choice.

     As set forth above (see Proposal No. 1), the Board of Directors also is proposing to stagger the terms of directors of the Company by classifying the Board into three separate classes. If Proposal No. 1 is approved, the Board of Directors will be divided into three separate classes as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. Vacancies on the Board of Directors may be filled by persons elected by a majority of the total number of directors then in office. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     If Proposal No. 1 is approved, the Board of Directors intends to place five directors, William O. Albertini, Rhoda W. Cobb, Ray J. Groves, Ross A. Webber and Horace Wilkins, Jr., in the class whose term of office will expire in 2000, four directors, Henry G. Hager, Gerald C. Smith, Anthony P. Terracciano and Marilyn Ware, in the class whose term of office will expire in 2001 and four directors, J. James Barr, Elizabeth H. Gemmill, Nancy Ware Wainwright and Paul
W. Ware, in the class whose term of office will expire in 2002.

     If Proposal No. 1 is not approved, the thirteen directors to be elected at the annual meeting will hold office until the next annual meeting and until their successors have been elected and qualified.

     Shareholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each shareholder may cast as many votes as such shareholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected and such shareholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or any two or more of them. A shareholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such shareholder's votes are to be cumulated.

     Unless a shareholder specifically exercises his or her cumulative voting rights, such shareholder's votes may be distributed among the nominees (other than those from whom the shareholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees. Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

     Based on information as of March 8, 1999, the following describes the age, position with the Company, principal occupation and business experience during the past five years, and other directorships of each nominee.

     NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2000


[PHOTO              WILLIAM O. ALBERTINI, age 55, became a director of the
 ALBERTINI]         Company in 1990. He is a member of the Audit, Compensation and Management Development and Finance Committees. He has been Executive Vice President and Chief Financial Officer since August, 1997 of Bell Atlantic Global Wireless, Inc., a provider of wireless communication services. He was Executive Vice President and Chief Financial Officer from
                    February, 1995 to August, 1997 and Vice President and Chief
                    Financial Officer from February, 1991 to February, 1995 of
                    Bell Atlantic Corporation, a provider of telecommunication services. Mr. Albertini is a director of Grupo Iusacell, S.A. de C.V. and BlackRock Funds.



[PHOTO              RHODA W. COBB, age 59, served as a director of the Company
 COBB]              from 1976 to 1993. She is a homemaker and President of the
                    Cobb Foundation.



[PHOTO              RAY J. GROVES, age 63, became a director of the Company in
 GROVES]            1998. He is a member of the Audit and Finance Committees. He has been Chairman of Legg Mason Merchant Banking, Inc. since
                    March, 1995. Prior to his retirement in September, 1994, he was Chairman of Ernst & Young. Mr. Groves is a director of Allegheny Teledyne Incorporated, Consolidated National Gas
                    Company, Electronic Data Systems Corporation, LAI Worldwide,
                    Inc., Marsh & McLennan Companies, Inc. and RJR Nabisco, Inc.



[PHOTO              ROSS A. WEBBER, age 64, became a director of the Company in
 WEBBER]            1986. He is a member of the Audit and Compensation and
                    Management Development Committees. He is Professor of
                    Management at The Wharton School at the University of
                    Pennsylvania and a private consultant on general management development. Mr. Webber is a director of Arcadis, N.V.



[PHOTO              HORACE WILKINS, JR., age 48, became a director of the
 WILKINS]           Company in 1996. He is a member of the Audit and Corporate
                    Governance Committees. He has been President-Special Markets since October, 1998 of SBC Telecommunications, Inc., a provider of telecommunication services. He was Regional
                    President-South Texas from August, 1996 to October, 1998 and was President-Missouri from December, 1992 to August, 1996 of Southwestern Bell Telephone Company, a provider of telephone services. Mr. Wilkins is a director of Cullen
                    Frost National Bank.

     NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 2001


[PHOTO              HENRY G. HAGER, age 64, became a director of the Company in
 HAGER]             1986. He is a member of the Executive and Corporate
                    Governance Committees. He has been President of Insurance
                    Federation of Pennsylvania, Inc. since January, 1985 and a partner in the law firm of Stradley, Ronon, Stevens & Young since November, 1993. Mr. Hager is a director of Provident
                    American Corporation.


[PHOTO              GERALD C. SMITH, age 64, became a director of the Company in
 SMITH]             1998. He has been a Vice President of the Company since May,
                    1991. In addition, he was Senior Vice President-Operations from July, 1991 to February, 1999 of American Water Works
                    Service Company, Inc., the service subsidiary of the Company.




[PHOTO              ANTHONY P. TERRACCIANO, age 60, became a director of the
 TERRACCIANO]       Company in 1997 and has been Vice Chairman of the Board of
                    Directors of the Company since May, 1998. He is a member of the Executive, Corporate Governance and Finance Commitees.
                    Prior to his retirement in January, 1998, he was President of First Union Corporation from January, 1996 to January,
                    1998. Mr. Terracciano was Chairman of the Board, President and Chief Executive Officer of First Fidelity Bancorporation from February, 1990 to January, 1996.



[PHOTO              MARILYN WARE, age 55, became a director of the Company in
 M. WARE]           1982 and has been Chairman of the Board of Directors of the
                    Company since May, 1988. She is a member of the Executive, Audit, Compensation and Management Development, Corporate
                    Governance and Finance Committees. She also serves as Chief
                    Executive Officer of the Ware Family Offices. Ms. Ware is a director of CIGNA Corporation and PP&L Resources, Inc.

    NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 2002

[PHOTO              J. JAMES BARR, age 57, became a director of the Company in
 BARR]              1997. He is a member of the Executive Committee. He has been
                    President and Chief Executive Officer of the Company since
                    March, 1998 and was Acting President and Chief Executive
                    Officer of the Company from November, 1997 to March, 1998.
                    He was Vice President and Treasurer of the Company prior thereto. In addition, he has been Chairman of the Board of Directors and President since March, 1998 of American Water
                    Works Service Company, Inc., the service subsidiary of the Company. He was Senior Vice President-Financial Services of
                    American Water Works Service Company, Inc. prior thereto.

[PHOTO              ELIZABETH H. GEMMILL, age 53, became a director of the
 GEMMILL]           Company in 1983. She is a member of the Compensation and
                    Management Development and Corporate Governance Committees.
                    She is the Managing Trustee of the Warwick Foundation. She was Vice President and Secretary of Tasty Baking Company from February, 1988 to March, 1999. Ms. Gemmill is also a director of Universal Display Corporation.



[PHOTO              NANCY WARE WAINWRIGHT, age 62, became a director of the
 WAINWRIGHT]        Company in 1984. She is a member of the Executive and
                    Corporate Governance Committees. Prior to her retirement in July, 1994, Mrs. Wainwright was Vice President of United
                    Propane, Inc., a gas distributor.



[PHOTO              PAUL W. WARE, age 52, became a director of the Company in
 P. WARE]           1990. He also served as a director of the Company from 1982 to 1986. He is a member of the Compensation and Management
                    Development and Finance Committees. Prior to his retirement in August, 1998, Mr. Ware was Chairman of Penn Fuel Gas,
                    Inc., a gas distribution company. Mr. Ware is a director of The York Water Company.


     Marilyn Ware and Paul W. Ware are the daughter and son of Marian S. Ware, who beneficially owns more than 5% of the Company's Common Stock. Rhoda W. Cobb and Nancy Ware Wainwright are sisters and are cousins of Marilyn Ware and Paul
W. Ware. Rhoda W. Cobb is the spouse of William R. Cobb, who is retiring as a director of the Company at the end of his term.

The Board recommends a vote FOR the election of five (5) nominees as Class I Directors of the Company, four (4) nominees as Class II Directors of the Company and four (4) nominees as Class III Directors of the Company.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

     Attendance at meetings of the Board of Directors and committees of the Board by directors averaged 92% during 1998. All incumbent nominees attended 80% or more of their scheduled meetings of the Board of Directors and committees of the Board of which they were members. There were 11 meetings of the Board of Directors during 1998.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Finance Committee. Membership of the committees as of the record date of March 8, 1999 is listed at the beginning of the description of each committee.

     Members of the Executive Committee:   Marilyn Ware (Chairman), J. James
Barr, Henry G. Hager, Anthony P. Terracciano and Nancy Ware Wainwright. The Executive Committee exercises all the powers of the Board of Directors when the Board is not in session, except as otherwise provided by Delaware law and the Company's by-laws. There were seven meetings of the Board's Executive Committee during 1998.

     Members of the Audit Committee:   Horace Wilkins, Jr. (Chairman), William
O. Albertini, William R. Cobb, Ray J. Groves, Marilyn Ware and Ross A. Webber. The Audit Committee recommends to the Board of Directors the independent accountants to audit the books and accounts of the Company. The Audit Committee met with the Company's independent accountants and the Company's officers three times during 1998 to review the scope of the audit to be performed, approve the fee to be paid for the audit and review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices.

     Members of the Compensation and Management Development Committee:   Ross A.
Webber (Chairman), William O. Albertini, Elizabeth H. Gemmill, Marilyn Ware and Paul W. Ware. The Compensation and Management Development Committee met three times during 1998 to evaluate and report to the Board of Directors concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the compensation to be paid to the President and Chief Executive Officer.

     Members of the Corporate Governance Committee:   Henry G. Hager (Chairman),
Elizabeth H. Gemmill, Anthony P. Terracciano, Marilyn Ware, Nancy Ware Wainwright and Horace Wilkins, Jr. The Corporate Governance Committee recommends to the Board of Directors the slate of director-nominees to stand for election each year at the annual meeting of shareholders, and in the event of interim vacancies, candidates to fill such vacancies on the Board of Directors. The Corporate Governance Committee also evaluates and reports to the Board of Directors on the effectiveness of the Board and its committee system and the compensation and benefit program for directors. The Corporate Governance Committee met nine times during 1998.

     The Corporate Governance Committee will consider nominees for the Board of Directors suggested by shareholders. Such suggestions for the annual meeting of shareholders in 2000 must be in writing and delivered to the General Counsel and Secretary of the Company by November 27, 1999.

     Members of the Finance Committee:   William O. Albertini (Chairman),
William R. Cobb, Ray J. Groves, Anthony P. Terracciano, Marilyn Ware and Paul W. Ware. The Finance Committee met four times during 1998 to assist management and the Board of Directors in evaluating matters such as acquisitions, divestitures, joint ventures and partnerships, to advise management and make recommendations to the Board of Directors relative to the various financial policies and programs of the Company, and to review and monitor the funding, asset allocation and investment performance of the Company's group benefit and retirement plan assets.

                              DIRECTOR REMUNERATION

     The amounts paid to directors who are not employees of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board of Directors are as follows: (i) each director receives a retainer of $30,000 per year plus a fee of $1,500 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $5,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Finance Committee each receive an additional retainer of $1,500 per year, and each member of these committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board of Directors receives an additional annual retainer of $150,000. Directors who are employees of the Company or one of its subsidiaries do not receive retainers or attendance fees.

     A retiring director receives, as a retirement benefit, an annual amount of $15,500. This payment continues for a period equal to the period the director served as a member of the Board of Directors, exclusive of any period when the director was also a salaried employee of the Company or any of its subsidiaries. In the event the director dies prior to the expiration of such period of time, the annual benefit will continue to be paid to the person selected by the director to receive the benefit for the remainder of said period of time or the death of said selected person, whichever occurs first.

                           STOCK OWNERSHIP INFORMATION

     The following table sets forth information as of March 8, 1999 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees,
(ii) the five most highly compensated executive officers and (iii) all nominees and executive officers of the Company as a group. If a nominee owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or (ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                              AMOUNT AND NATURE
                                           OF BENEFICIAL OWNERSHIP
                                        -----------------------------
                                         SOLE VOTING    SHARED VOTING    SHARES OWNED BY
        NAME OF INDIVIDUAL OR           OR INVESTMENT   OR INVESTMENT   SPOUSE AND MINOR                 PERCENT
      NUMBER OF PERSONS IN GROUP          POWER(1)        POWER(2)         CHILDREN(2)        TOTAL      OF CLASS
--------------------------------------  -------------   -------------   -----------------   ----------   --------
William O. Albertini..................        7,824                                              7,824        *
J. James Barr.........................      739,534                            1,018           740,552        *
Rhoda W. Cobb.........................        6,000         455,000            1,000           462,000        *
Elizabeth H. Gemmill..................       34,613       2,792,159           56,460         2,883,232      3.6%
Ray J. Groves.........................        1,014                                              1,014        *
Henry G. Hager........................        8,000                           15,195            23,195        *
Gerald C. Smith.......................       31,968                               67            32,035        *
Anthony P. Terracciano................       44,000                                             44,000        *
Nancy Ware Wainwright.................        6,824         535,205                            542,029        *
Marilyn Ware..........................    4,905,087       4,736,185                          9,641,272     11.9%
Paul W. Ware..........................       20,400         691,376                            711,776        *
Ross A. Webber........................        3,182                                              3,182        *
Horace Wilkins, Jr....................        1,577                                              1,577        *
Joseph F. Hartnett, Jr................        6,504                                              6,504        *
W. Timothy Pohl.......................       19,810                                             19,810        *
Robert D. Sievers.....................       17,561                                             17,561        *
All nominees and executive
   officers as a group
   (16 persons).......................    5,853,898       8,532,549           73,740        14,460,187     17.8%

------------------

  *  Represents holdings of less than one percent.

(1) Does not include shares of the Company's Common Stock to be credited during 1999 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

------------------
See footnote (2) on page 11

(2) Cobb Foundation, a charitable trust of which Rhoda W. Cobb is a trustee, owns 455,000 shares of the Common Stock of the Company. Catlin-Wainwright Foundation, a charitable trust of which Nancy Ware Wainwright is a trustee, owns 535,205 shares of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn Ware and Paul W. Ware are directors, owns 677,376 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is the Managing Trustee, owns 580,000 shares of the Common Stock and 200 shares of 5% Cumulative Preferred Stock of the Company. As the trustees or directors of these non-profit organizations have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations are shown opposite the name of the nominee or officer, but such shares are reported only once in the total for nominees and officers as a group. The nominees deny beneficial ownership of such shares. The nominees also deny beneficial ownership of shares owned by their spouses and minor children.


     None of the nominees has any material interest in any other stock of the Company or its subsidiaries.

     Based upon information available to the Company as of March 8, 1999, the following persons beneficially own more than 5% of the Company's Common Stock.

                                                          AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP
                                                    -----------------------------
                                                     SOLE VOTING    SHARED VOTING
                 NAME AND ADDRESS                   OR INVESTMENT   OR INVESTMENT   PERCENT
               OF BENEFICIAL OWNER                      POWER           POWER       OF CLASS
               -------------------                  -------------   -------------   --------

Marian S. Ware....................................    4,035,029         743,696        5.9%
2 East Main Street
Strasburg, PA 17579

The Bessemer Group, Incorporated..................    4,944,533       1,769,596        8.3%
100 Woodbridge Center Drive
Woodbridge, NJ 07095

     Based upon filings with the Securities and Exchange Commission, as of March 8, 1999 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Nancy Ware Wainwright reported on Form 5 one single sale of 100 shares of Common Stock that inadvertently was not reported earlier on Form 4.

                   REPORT OF THE COMPENSATION AND MANAGEMENT
                DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

Overview

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is comprised entirely of independent non-employee directors. The Committee establishes, subject to the concurrence of the Board of Directors, the Company's compensation policy and is responsible for administering the compensation program for the Company's executives.

     The Committee endeavors to ensure that the Company's executive compensation program enables the Company to attract and retain the talented executives it needs. Consistent with this objective, it is the policy of the Committee that the total compensation opportunity available to executives should be competitive with the median remuneration received by those in positions of similar responsibilities in other comparable companies. To this end, an independent compensation consultant is retained to assist the Committee by periodically studying the Company's compensation program for executives, reporting its findings and making recommendations consistent with the compensation policy.

     The compensation program for executives is comprised of base salary, an annual incentive opportunity and a long-term incentive opportunity. The current salary ranges, annual incentive targets and long-term incentive targets for executives were established in 1997 based on a study prepared by the compensation consultant that year. The surveys utilized by the compensation consultant for the study included many of the water utilities comprising the Dow Jones Water Utilities Index, the published industry index shown in the performance graph.

Salary Compensation

     The President and Chief Executive Officer, with the concurrence of the Committee, annually sets the salary within the designated salary band for each executive other than himself based on the responsibilities and achievements of each such executive.

     The Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band for the President and Chief Executive Officer on the basis of merit. This evaluation of merit involves an analysis of
(i) the Company's financial performance within the limitations imposed by state utility regulators and fluctuating and varying weather conditions and (ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries.

     Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of (i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Committee has not adopted a formula relationship between changes in the Company's financial performance and changes in the level of salary compensation for the President and Chief Executive Officer. Similarly, because of the varied subjective considerations involved, the Committee does not evaluate on a formula basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry or in expanding the Company's water service operations.

Annual Incentive Compensation

     The Board of Directors, acting on the Committee's recommendation, adopted in 1996 an annual cash incentive plan. This plan provides an opportunity for executives and other key employees of the Company and its subsidiaries to earn an annual cash incentive award for achieving financial, customer service and operational goals. The financial goals are based on achieving the utility operating income and return on equity authorized by the various state utility regulators for the Company's utility subsidiaries. Customer service goals are premised on delivering at all times high quality water at adequate pressures to water service customers and responding promptly to customer service and billing inquiries. The operational goals are based on an evaluation of each participant's individual performance. The exact amount of an award depends on the performance of the Company and of the participant.

     Awards made to executives under the Annual Incentive Plan for 1998 are shown in the Summary Compensation Table of this Proxy Statement.

Long-Term Incentive Compensation

     At their 1994 annual meeting, shareholders of the Company adopted the Long-Term Performance-Based Incentive Plan for executives and other key employees of the Company and its subsidiaries. The exact amount of an award is a function of the Company attaining its Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals and the individual performance of the participant. Awards to executives under the plan, if any, are generally paid as follows: 75% in restricted shares of Common Stock and 25% in cash.

     Awards made to executives under the Long-Term Performance-Based Incentive Plan for the performance cycle that began January 1, 1996 and concluded December 31, 1998 are shown in the Summary Compensation Table of this Proxy Statement.

Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally precludes the deduction of more than $1 million in compensation paid to the Chief Executive Officer and any of the four other most highly compensated executives in any one year, subject to certain specified exceptions. All compensation earned by these executives in 1998 will be deductible.

                AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                     AND MANAGEMENT DEVELOPMENT COMMITTEE:


               William O. Albertini     Paul W. Ware
               Elizabeth H. Gemmill     Ross A. Webber
               Marilyn Ware


Dated: January 7, 1999

                                 PERFORMANCE GRAPH

     The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock ("American Water Works"), (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Dow Jones Water Utilities Index ("DJ Water Utils").

     The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. The calculations exclude trading commissions and taxes. Total shareholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                        FIVE-YEAR CUMULATIVE TOTAL RETURNS
                    VALUE OF $100 INVESTED ON DECEMBER 31, 1993


                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                Dec-93     Dec-94     Dec-95     Dec-96    Dec-97    Dec-98
                ------     ------     ------     ------    ------    ------
American
 Water Works     $100       $ 94       $140       $148      $211      $268
S&P 500          $100       $101       $139       $171      $229      $294
DJ Water Utils   $100       $ 94       $121       $144      $199      $254

                            MANAGEMENT REMUNERATION

     The following table sets forth the annual compensation paid to each of the Company's five most highly compensated executive officers for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                    AWARDS     PAYOUTS
                                                                                   ---------   --------
                                                     ANNUAL COMPENSATION           RESTRICTED
       NAME OF EXECUTIVE OFFICER            -------------------------------------     STOCK      LTIP      ALL OTHER
        AND PRINCIPAL POSITION                YEAR        SALARY        BONUS       AWARDS(1)  PAYOUTS   COMPENSATION(2)
---------------------------------------     ---------  ------------  ------------  ----------  --------  --------------
J. James Barr(3).......................       1998      $402,917      $144,897      $126,382    $24,012       $6,109
   President and Chief                        1997       294,333        58,167       194,022     26,775        5,465
      Executive Officer of the                1996       270,000        54,257       143,136     26,775        5,462
         Company

Gerald C. Smith........................       1998       291,833        55,924       126,382     24,012        7,338
   Vice President of the                      1997       279,333        58,167       194,022     26,775        6,605
      Company                                 1996       270,000        54,257       143,136     26,775        6,587

W. Timothy Pohl........................       1998       188,792        30,839        39,208      7,452        7,338
   General Counsel and                        1997       183,600        32,772       100,345     13,847        6,725
      Secretary of the Company                1996       156,000        25,259        74,016     13,847        6,446

Joseph F. Hartnett, Jr.................       1998       180,000        30,839        32,422      6,160        7,413
   Treasurer of the Company                   1997       166,900        29,792        44,239     18,315        6,721
                                              1996             0             0             0          0            0

Robert D. Sievers......................       1998       150,000        30,839        32,422      6,160        6,754
   Comptroller of the Company                 1997       134,667        22,384        82,955     11,447        6,080
                                              1996       130,000        20,879        61,200     11,447        5,531

------------------

(1) Dollar values of restricted shares of Common Stock awards are based on market price at the time of grant. The aggregate number of restricted stock held and their value as of December 31, 1998 for the executives were as follows: Mr. Barr -- 33,807 shares / $1,140,986; Mr. Smith -- 33,807 shares / $1,140,986; Mr. Pohl -- 17,484 shares / $590,085; Mr. Hartnett -- 1,506 shares / $50,827; and Mr. Sievers -- 14,454 shares / $487,822. Dividends are paid on the restricted shares of Common Stock at the same time and rate as dividends are paid to holders of unrestricted shares of Common Stock.

------------------
See footnotes (2) and (3) on page 16

(2) Dollar values of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees.

(3) On November 6, 1997, J. James Barr was elected as a director and appointed Acting President and Chief Executive Officer of the Company. Coincident with his appointment, Mr. Barr was awarded 11,000 Common Stock units of the Company payable on November 6, 2000 based on the per share closing price of the Company's Common Stock on that date, subject to certain conditions. This compensation award was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for 1997. The foregoing description is qualified in its entirety by reference to such exhibit.

     The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") which has been amended from time to time, primarily to reflect changes in federal tax law. All employees of the Company and its subsidiaries who are not included in a bargaining unit may participate in the ESOP beginning on January 1 following his or her date of hire. The Company also maintains a Savings Plan for Employees. The Savings Plan was established in 1993. All employees of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 8, 1999, the ESOP and Savings Plan together held 3.5% of the Company's Common Stock.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

   FINAL                                                 YEARS OF SERVICE
  AVERAGE        -------------------------------------------------------------------------------------------------
REMUNERATION          15               20               25               30               35               40
------------     ------------     ------------     ------------     ------------     ------------     ------------
  $150,000         $ 46,032         $ 61,376         $ 76,720         $ 81,970         $ 87,220         $ 92,470
   200,000           62,532           83,376          104,220          111,220          118,220          125,220
   250,000           79,032          105,376          131,720          140,470          149,220          157,970
   300,000           95,532          127,376          159,220          169,720          180,220          190,720
   350,000          112,032          149,376          186,720          198,970          211,220          223,470
   400,000          128,532          171,376          214,220          228,220          242,220          256,220
   450,000          145,032          193,376          241,720          257,470          273,220          288,970
   500,000          161,532          215,376          269,220          286,720          304,220          321,720
   550,000          178,032          237,376          296,720          315,970          335,220          354,470
   600,000          194,532          259,376          324,220          345,220          366,220          387,220
   650,000          211,032          281,376          351,720          374,470          397,220          419,970

     The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan which covers substantially all employees, including the executive officers listed in the Summary Compensation Table on page 15. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries and annual cash bonuses paid to plan participants. Directors who are not also employees do not participate in the plan. Benefits under the plan are calculated as a percentage of the highest average remuneration during those 60 consecutive months of employment of the final 120 months of employment that yield the highest average. That percentage depends on the employee's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $130,000 per year. As of March 8, 1999, Messrs. Barr, Smith, Pohl, Hartnett and Sievers have been credited with 37, 46, 14, 6 and 22 years of service, respectively, under the plan.

     In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain employees of the Company and its subsidiaries, designated from time to time by the Board of Directors. Messrs. Barr, Smith, Pohl, Hartnett and Sievers have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of the highest average remuneration during 36 consecutive months rather than 60 consecutive months of employment and (iii) provide additional years of service to those covered employees hired in mid-career.

     In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect employees who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the "SRP"). The SRP is designed to provide benefits to certain key employees designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

                                 PROPOSAL NO. 3

                               RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by shareholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. PricewaterhouseCoopers LLP acted as independent accountants for the Company during 1998. It is intended that, in the absence of contrary direction, the proxies will be voted for the ratification of PricewaterhouseCoopers LLP as independent accountants, and the Board of Directors recommends that the shareholders vote to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants. In the event the appointment of PricewaterhouseCoopers LLP is ratified, it is expected that PricewaterhouseCoopers LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PricewaterhouseCoopers LLP, whose report on the Company's financial statements appears in the 1998 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if the representative desires to do so, and to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, telephone, telegram, facsimile, or in person. The Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Georgeson & Company, Inc. has been retained to assist in the solicitation of proxies at a fee of $6,500, plus reasonable out-of-pocket expenses.

                              SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to its annual meeting of shareholders in 2000 must submit such proposal in writing to the Company by November 27, 1999. Such proposals should be directed to the General Counsel and Secretary of the Company.

                                FORM 10-K REPORT

     Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1998, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.


                                  By Order of the Board of Directors,
                                  W. TIMOTHY POHL, General Counsel and Secretary


Dated: March 26, 1999

                                   APPENDIX A

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                       TO CLASSIFY THE BOARD OF DIRECTORS

     A new Article Twelfth shall be added to the Restated Certificate of Incorporation, as amended, to read in its entirety as follows:

         TWELFTH: The Board of Directors shall be divided into three classes, designated Classes I, II and III, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1999, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, directors, if any, elected by the holders of any one or more series of Cumulative Preferred Stock, Cumulative Preference Stock or Cumulative Preferential Stock, voting separately as a class, shall be elected to the Class with a term expiring at the next following annual meeting of shareholders, and the number of members of such class shall be increased accordingly. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

1210-PS-99

     DIRECTIONS TO THE 1999 AMERICAN WATER WORKS COMPANY, INC. ANNUAL
             MEETING TO BE HELD AT THE MANSION ON MAIN STREET


FROM PHILADELPHIA/CENTER CITY: 30 minutes. Take Ben Franklin Bridge to Route 70 East. Follow Route 70 East to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1 1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM PHILADELPHIA INTERNATIONAL AIRPORT: 40 minutes. Take Walt Whitman Bridge to 42 South to 295 North to Route 561 (Voorhees Exit). Follow Route 561 to Evesham Road. Turn left on Evesham Road. Follow 1 1/2 miles, turn right into Main Street Complex. Entrance is on left.

FROM NORTHEAST PHILADELPHIA: 30 minutes. Take Tacony Palmyra Bridge to Route 73 South. Turn right on Evesham Road. Follow 1 1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM NORTHERN NEW JERSEY/NEW YORK AREA: 1 hour and 15 minutes. Take New Jersey Turnpike South to Exit 4. Follow to Route 73 South. Turn right on Evesham Road. Follow 1 1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM DELAWARE/BALTIMORE AREA: 60 minutes. Delaware Memorial Bridge to 295 North. Follow to Exit 32 (Haddonfield, Voorhees, Gibbsboro). Turn right on Route 561. Follow 2 miles to Evesham Road. Turn left onto Evesham Road (Mobil Station on left). Follow 2 miles, turn right into Main Street Complex. Entrance is on left.

FROM ATLANTIC CITY: 50 minutes. Take Atlantic City Expressway to Route 73 North Exit (Tacony Palmyra Bridge). Proceed on Route 73 North, around Berlin Circle, go 2 miles. Turn left on Kresson Road. Follow to second light, Evesham Road. Turn left on Evesham Road and left into Main Street Complex. Entrance is on left.

                                DETACH HERE
---------------------------------------------------------------------------

                                   PROXY

                    AMERICAN WATER WORKS COMPANY, INC.
P
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
R          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1999

O
        The undersigned, hereby revoking any contrary proxy previously
X given, hereby appoints J. James Barr and Marilyn Ware, and each of them, attorneys and proxies, with full power of substitution and
Y revocation, to vote all of the shares of the undersigned in American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of shareholders of the Company on May 6, 1999, and at any adjournment thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, WITH THE DISCRETIONARY AUTHORITY DESCRIBED ABOVE.

SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                            SIDE

[LOGO]   AMERICAN WATER WORKS
         COMPANY, INC.
c/o EquiServe, P. O. Box 8040,
Boston, MA  02266-8040

Vote by Telephone                      Vote by Internet

It's fast, convenient, and             It's fast, convenient, and your vote
immediate!  Call Toll-Free on          is immediately confirmed and posted.
a Touch-Tone Phone 1-877-PRX-VOTE
(1-877-779-8683).

Follow these four easy steps:          Follow these four easy steps:

1.  Read the accompanying Proxy        1.  Read the accompanying Proxy
    Statement and Proxy Card.              Statement and Proxy Card.

2.  Call the toll-free number          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).       http://www.eproxyvote.com/awk
    For shareholders residing outside
    the United States, call 1-201-     3.  Enter your 14-digit Control
    536-8073 on a touch-tone phone         Number located on your Proxy
    for a collect call.                    Card above your name.

3.  Enter your 14-digit Control        4.  Follow the instructions
    Number located on your Proxy           provided.
    Card above your name.

4.  Follow the recorded instructions.

Your vote in important!                Your vote is important!
Call 1-877-PRX-VOTE anytime!           Go to http://www.eproxyvote.com/awk
                                       anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet
Please note that all votes cast via the Telephone or Internet must be cast prior to 5:00 p.m. EDST, May 5, 1999.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                                DETACH HERE
---------------------------------------------------------------------------

[  ] Please mark
     votes as in
     this example.

1. To amend the Restated Charter to establish a Classified Board of Directors.

        FOR       AGAINST        ABSTAIN
        [ ]         [ ]            [ ]

2.  Election of Directors.
    Class I Directors:  (01) William O. Albertini, (02) Rhoda W. Cobb,
    (03) Ray J. Groves, (04) Ross A. Webber, (05) Horace Wilkins, Jr. Class II Directors: (06) Henry G. Hager, (07) Gerald C. Smith,
    (08) Anthony P. Terracciano, (09) Marilyn Ware
    Class III Directors:  (10) J. James Barr, (11) Elizabeth H. Gemmill,
    (12) Nancy Ware Wainwright, (13) Paul W. Ware

        FOR                 WITHHELD
        ALL       [ ]       FROM ALL   [ ]
        NOMINEES            NOMINEES

    [ ]___________________________________________________________________
       Withhold vote from the nominees that I/We have written on the above line, or cumulate vote as I/We have instructed on the above line

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

        FOR       AGAINST        ABSTAIN
        [ ]         [ ]            [ ]

4. In their discretion, upon other matters as may properly come before the meeting.

             The Board of Directors recommends a vote "FOR" each proposal.

                                                       MARK HERE
                                                       FOR ADDRESS  [ ]
                                                       CHANGE AND
                                                       NOTE TO LEFT

                Please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

                Please date and sign below. If a joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name is stenciled hereon.

Signature:________________Date:______ Signature:________________Date:______